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                                                                    Exhibit 10.5

                            CENTERPOINT ENERGY, INC.
                          EXECUTIVE LIFE INSURANCE PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 18, 2003)

                                    RECITALS

                  WHEREAS, Reliant Energy, Incorporated (formerly, Houston Industries Incorporated), a Texas corporation ("REI"), established the Houston Industries Incorporated Executive Life Insurance Plan, effective as of January 1, 1994; and

                  WHEREAS, effective as of August 31, 2002, CenterPoint Energy, Inc., a Texas corporation (the "Company"), became the successor of REI; and further

                  WHEREAS, pursuant to Section 6.1 of the Plan, the Company desires to amend the Plan (1) to change the name of the Plan and Company and (2) to cease the participation in the Plan by new participants;

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Plan is hereby amended and restated, effective as of June 18, 2003, as follows:

                                    ARTICLE I

                               PURPOSE OF THE PLAN

                  The purpose of the Plan is to assist the Company and its wholly owned subsidiaries in retaining qualified executive officers and directors and to provide such eligible employees and directors of the Company and its subsidiaries with death benefits during employment or affiliation with the Company and after retirement.

                                   ARTICLE II

                                   DEFINITIONS

                  "Annual Base Compensation" shall mean the basic annual rate of a Participant's compensation or salary (before making any reductions pursuant to a salary reduction agreement and which is not includable in the gross income of a Participant under Section 125 or under 402(g) of the Code), in effect for him or her on the later of the Entrance Date or the first day of the applicable Plan Year (which for Retired Participants shall be the Plan Year of retirement), but excluding bonuses, commissions and all other forms of compensation or benefits including additional compensation from this Plan and any amount contributed for him or her by the Company to any employee benefit plan. For purposes of the Plan, Annual Base Compensation of a Director shall be deemed to equal the annual retainer fee (which excludes Board and committee meeting fees and any supplemental or other special retainer fees) payable to a Director by the Company for the applicable Plan Year.

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                  "Beneficiary" shall mean the individual or entity designated by the Benefit Owner to receive the death benefit payable under the Plan upon the Insured's death. If no such designation is made, or if every designated individual predeceases the Insured or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

                  "Benefit Owner" shall mean that person or entity, who may or may not be the Participant, who executes the Split-Dollar Life Insurance Agreement as the Benefit Owner and shall have all rights under the Plan which do not accrue to the Company, except the right to additional compensation.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Compensation Committee appointed by the Board, which shall administer the Plan.

                  "Company" shall mean CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.

                  "Director" shall mean a non-employee member of the Board who
(1) was elected to the Board prior to January 1, 2001; (2) was not otherwise an Eligible Employee of the Company; and (3) submitted to the Insurer a properly completed application for life insurance under this Plan and such application was approved by the Insurer prior to December 31, 2001. A Director who is also an Eligible Employee shall be considered an Eligible Employee, and not a Director, for any and all purposes of the Plan. Any individual who is elected as a member of the Board after December 31, 2000, and/or whose application is not submitted and approved by the Insurer prior to December 31, 2001, shall not be a Director for purposes of the Plan.

                  "Effective Date" shall mean June 18, 2003 as to this amendment and restatement of the Plan.

                  "Eligible Employee" shall mean an individual who (1) was employed by the Company or one of its wholly-owned subsidiaries prior to January 1, 2002 (and was not on the payroll of NorAm Energy Corp. or any of its divisions or subsidiaries); (2) was (a) an officer of the Company or one of its wholly-owned subsidiaries at the level of Vice President or above or (b) a key executive of the Company or one of its wholly owned subsidiaries; (3) was designated by the Committee to participate in the Plan; and (4) submitted to the Insurer a properly completed application for life insurance under this Plan and such application was approved by the Insurer prior to December 31, 2001. Any individual who is hired or rehired by the Company or one of its wholly-owned subsidiaries after December 31, 2001, and/or whose application is not submitted and approved by the Insurer prior to December 31, 2001, shall not be an Eligible Employee for purposes of the Plan.

                  "Entrance Date" shall mean with respect to any Eligible Employee or Director the later of (1) the date of employment or affiliation with the Company and/or any of its wholly-owned subsidiaries as an Eligible Employee or Director or (2) the date of acceptance by the

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Insurer of their application for life insurance under this Plan; provided, however, that such date was prior to December 31, 2001.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Insurance Contract" shall mean one or more contracts or policies of universal life insurance on the life of the Insured which is issued by an insurance company qualified to do business in the State of Texas and is specified in a Split-Dollar Life Insurance Agreement. If a Participant has entered into more than one Split-Dollar Life Insurance Agreement, the contract or contracts specified in each Split-Dollar Life Insurance Agreement shall be an Insurance Contract separate and distinct from the contract or contracts specified in the other Split-Dollar Life Insurance Agreements.

                  "Insured" shall mean the Participant or, collectively, the Participant and the Participant's spouse if "second-to-die" coverage is elected. Any reference to the death of the Insured shall mean the death of the second to die of the Participant and the Participant's spouse if "second-to-die" coverage is elected.

                  "Insurer" shall mean Metropolitan Life Insurance Company or other independent company from time to time issuing to the Company written life insurance policies on the Insured in accordance with the terms of the Plan.

                  "Participant" shall mean each Eligible Employee or Director on and after the Entrance Date and each Retired Participant who (1) executed a Split-Dollar Life Insurance Agreement with the Benefit Owner (if other than the Participant) and (2) had the Insurer approve the underlying Insurance Contract.

                  "Plan" shall mean the CenterPoint Energy, Inc. Executive Life Insurance Plan, as set forth herein, and as amended from time to time.

                  "Plan Year" shall mean the calendar year.

                  "Retired Participant" shall mean (1) each Participant who leaves the employ of the Company or one of its subsidiaries at a time when he or she is eligible to receive an immediate normal or postponed pension, or, upon attaining age 65, a disability pension from the Company's (or applicable subsidiary's) qualified pension plan; (2) any Participant who leaves the employment of the Company and all subsidiaries on or after age 55 but prior to age 65 and whose Insurance Contract and corresponding Split-Dollar Life Insurance Agreement has been continued by the Committee at its discretion; or
(3) any Director who is a Participant and who retires from the Board.

                  "Split-Dollar Life Insurance Agreement" shall mean a written agreement setting forth the terms, conditions and limitations applicable to the Insurance Contract including, but not limited to the conditions on which a Participant's participation in, and a Benefit Owner's rights under, the Plan may be terminated.

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                                   ARTICLE III

                            PARTICIPATION IN THE PLAN

         3.1 Upon becoming eligible to participate in the Plan, the Committee (or its delegate) shall give written notice to the Insurer specifying the name of the Participant and the face amount of the Insurance Contract which the Company shall purchase on the life of such Participant hereunder. The Committee may make more than one such designation with respect to any Eligible Employee. Separate Insurance Contracts shall be purchased and separate Split-Dollar Life Insurance Agreements shall be entered into upon each subsequent designation; provided, however, that if the Committee (or its delegate) so determines, additional insurance may be added to an existing Insurance Contract and such additional insurance shall be deemed to be the Insurance Contract relating to such designation and Split-Dollar Life Insurance Agreement.

         3.2 Each Eligible Employee or Director eligible to participate in the Plan shall be offered a Split-Dollar Life Insurance Agreement setting forth the specific provisions which the Committee has determined to be appropriate for such Eligible Employee or Director. No Participant or Benefit Owner shall have any rights whatsoever under the Plan other than the rights and benefits so granted under the Split-Dollar Life Insurance Life Agreement with the Committee. The Committee may require the Insured to submit evidence of insurability. Each such Split-Dollar Life Insurance Agreement shall provide, among other things, that:

                  (a)      The Participant agrees to participate in the Plan;

                  (b) The Split-Dollar Life Insurance Agreement shall incorporate the Plan by reference; and

                  (c) The Split-Dollar Life Insurance Agreement shall specify the Insurance Contract with respect to which such Split-Dollar Life Insurance Agreement is made.

         3.3 An Insurance Contract shall be purchased on the life of the Insured in the face amount designated by the Committee in its sole discretion. The Insurance Contract shall be owned by the Company.

                                   ARTICLE IV

                                  PLAN BENEFITS

         4.1 The death benefit payable to each Benefit Owner's Beneficiary under this Plan shall be provided in addition to any life insurance provided a Participant under a plan of group life insurance maintained by the Company or any subsidiary for its employees.

         4.2 The Company shall purchase and have all ownership rights (except as otherwise provided under Section 4.4 of this Plan) to an Insurance Contract on the life of each Insured. Such Insurance Contract shall provide a death benefit equal to such amount (which may vary among classes of Participants). Unless a "second-to-die" contract has been issued, upon the death of a Participant, the death benefit under such Insurance Contract shall be paid by the

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Insurer to the Benefit Owner's Beneficiary designated as provided in Section 4.4 of this Plan. If a "second-to-die" contract has been issued, then upon the death of the second to die of the Participant and his or her spouse, the death benefit under such Insurance Contract shall be paid by the Insurer to the Benefit
Owner's Beneficiary designated in accordance with Section 4.4 of this Plan. Upon a Participant's attaining the status of a Retired Participant, the Benefit Owner's Beneficiary designation(s) made under Section 4.4 of this Plan shall remain in effect.

         4.3      All premiums on each Insurance Contract described in Section
4.2 above shall be paid by the Company for the respective accounts of all Participants. The imputed income to the Insured shall be determined in accordance with Revenue Ruling 66-110, 1966-1 C.B.12, or applicable Federal tax laws, regulations or rulings which may be subsequently published relating to split-dollar life insurance programs. The Company will record this portion of the premium as taxable income to the Insured. Each year the Company may pay to the Participant (or the Participant's spouse, if "second-to-die" coverage is elected and the Participant is then deceased) an amount which equals the after-tax cost of the imputed income. The computation of the amount and date of payment of such amount shall be determined by the Committee in its sole discretion which determination shall be binding and conclusive on all parties.

         4.4 The Benefit Owner shall have the right to designate the Beneficiary(ies) of the death benefit under the Insurance Contract on the Insured described in Section 4.2 by a signed writing delivered to the Committee and the right to change the Beneficiary designation at any time by a similar writing. Notwithstanding the foregoing, a Benefit Owner may irrevocably assign its right to designate and change Beneficiary(ies) under the Insurance Contract by a signed writing delivered to the Committee prior to the Insured's death. The "signed writing" as contemplated in this paragraph shall be in such form as may be prescribed by the Committee from time to time.

         4.5 All benefits to the Benefit Owner under this Article IV shall cease upon (i) the termination of the Participant's employment with the Company and all subsidiaries for any reason other than death and prior to age 65 unless such termination is on or after age 55 and the Committee, in its sole discretion, elects to continue the coverage of the Participant or (ii) the Participant ceasing to be employed in an employment classification or capacity covered by the Plan. If the employment of a Participant with the Company and all subsidiaries is terminated prior to age 55 or on and after age 55 and prior to age 65 and the Committee does not elect to continue the coverage of the Participant or if the Participant is no longer employed in an employment classification or capacity covered by the Plan, the Company shall use reasonable efforts to have the Insurer offer to the Benefit Owner the opportunity to purchase for cash all ownership rights in the Insurance Contract on the Insured's life at the greater of (i) its cash surrender value or (ii) the aggregate of all premiums paid by the Company with respect to the Insurance Contract, such purchase price to be paid to the Company. Notwithstanding the foregoing, a Benefit Owner may irrevocably assign its right to purchase all ownership rights in the Insurance Contract pursuant to this Section 4.5 by a signed writing delivered to the Committee prior to the termination of the Participant's employment with the Company. The "signed writing" as contemplated in this paragraph shall be in such form as may be prescribed by the Committee from time to time.

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                                    ARTICLE V

                                 ADMINISTRATION

         5.1 The Committee shall be the fiduciary and, as such, shall have full responsibility and authority to interpret, control and administer the Plan and agreements entered into with Participants pursuant to the Plan, including the power to amend the Plan as provided in Section 6.2 hereof, the power to promulgate rules of Plan administration, the power to investigate and settle any disputes as to rights or benefits arising under the Plan and such agreements, the power to appoint agents, accountants and consultants, the power to delegate the Committee's duties, the power to issue instructions to the Insurer, and the power to make such other decisions or take such other actions as the Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. Actions and determinations by the Committee shall be final, binding and conclusive for all purposes of this Plan.

         5.2 Without limitation, the Company shall have the power and authority to transfer ownership of any Insurance Contract to a Benefit Owner when a Participant's employment is terminated, as provided in Section 4.5, or to a trust subject to the claims of the Company's general creditors.

         5.3 An initial claim for benefit payment shall be considered filed when a written request is received by the Committee or its authorized designate (the "Claims Administrator"). Any Participant, Benefit Owner, Beneficiary or authorized representative (for purposes of this Section 5.3, referred to as "Claimant") shall submit an application for Plan benefits to the Claims Administrator in writing. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may request. The Committee shall establish administrative procedures and safeguards, to ensure that claims determinations are made in accordance with the Plan and have been applied consistently for similarly situated Claimants. No action at law or in equity may be brought to recover benefits under this Plan prior to the date the Claimant has exhausted the administrative process of appeal available under the Plan. Claims shall be approved or denied in accordance with the terms of the Plan and the following claims procedures:

                  (a) Calculating Time Periods. The period of time within which a benefit determination is required to be made on a claim or an appeal shall begin at the time the claim or appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as permitted pursuant to Section 5.3(b) or 5.3(d) due to the failure of a Claimant to submit information necessary to decide the claim or appeal, the period for making the benefit determination shall commence from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

                  (b) Notice of Denial. Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written notice of such action within ninety (90) days after the claim is filed, unless the Claims Administrator determines that special

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         circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the special circumstances requiring the extension within the initial ninety
         (90) day period. The extension shall not exceed one hundred eighty
         (180) days after the claim was originally filed.

                  The denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth (i) the specific reason(s) for denial, (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of the claims appeal procedure set forth herein (including applicable time limits),
         (iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (v) a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

                  (c) Right to Appeal. Any Claimant who has had a claim for benefits denied by the Claims Administrator, shall have the right to request review by the Committee. Such request must be in writing, and must be made within sixty (60) days after the Claimant receives notice of the claim denial. If written request for review is not made within such sixty (60) day period, the Claimant shall forfeit his or her right to review, as well as the right to challenge the determination in court. The Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. This includes any item that (i) was relied on in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, regardless of whether it was relied on; or (iii) demonstrates compliance with administrative processes and safeguards designed to ensure benefit determinations are appropriately made in accordance with Plan documents.

                  (d) Review of Claim. Upon receiving a request to review a claim (sometimes referred to as an "appeal"), the Committee shall review the claim. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  The Committee shall provide the Claimant a written decision reaffirming, modifying or setting aside the claim denial within sixty
         (60) days after receipt of the written request for review (provided that this initial sixty (60) day period may be extended by up to an additional sixty (60) days if the Committee determines that special circumstances require an extension). The Claimant shall be notified in writing of any such extension within the initial sixty (60) days following the Committee's receipt of the request for review. The extension notice will indicate the special circumstances requiring the extension and the date by which the Committee expects to make the decision.

                  However, if the Committee holds regularly scheduled meetings at least quarterly, this paragraph shall apply and the preceding paragraph shall not apply. The Committee

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         shall make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Committee's receipt of the request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a benefit determination shall be made by no later than the date of the second meeting following the Committee's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Committee's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Committee shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the Claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

                  A decision denying a claim on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth
         (i) the specific reason(s) for the denial, (ii) references to the specific Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain the information about such procedures, and (v) a statement of the Claimant's right to bring an action under section 502(a) of ERISA.

                  The decision of the Committee on appeal shall be final and binding upon the Claimant and the Committee and all other persons involved.

                  If the benefit or claim under review arises under a life insurance policy issued by the Insurer, the Committee shall, as part of the review, obtain from the Insurer, a determination of the reason or reasons for the denial of the benefit or claim under the relevant Insurance Contract based upon all evidence available to the Committee and the Insurer. Claims for benefits under the Insurance Contract (including loans, withdrawals and payment of death benefits) must be submitted in writing to Metropolitan Life Insurance Company, 485-B U.S. Highway One South, Suite 420, Iselin, New Jersey 08830,
ATTENTION: Specialized Benefit Resources.

                                   ARTICLE VI

                AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         6.1 Subject to the provisions of Section 6.3, the Board may from time to time amend, suspend or terminate the Plan, in whole or in part.

         6.2 The Committee also may from time to time amend the Plan as may be needed (a) to comply with applicable tax, welfare benefit plan or insurance laws, regulations or rulings related to split-dollar life insurance programs or otherwise or (b) to resolve ambiguities in the Plan or related documents, but no such amendment by the Committee shall alter, expand or contradict the intent of the authorizing resolutions adopted by the Board on October 6, 1993 or any subsequent resolutions of the Board affecting the Plan.

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         6.3      No amendment, suspension or termination of the Plan shall
materially adversely affect (i) the payment of a death benefit already due under the Plan as the result of the death of the Insured prior to the date of adoption of such amendment, suspension or termination or (ii) the payment of a death benefit to become due under the Plan on behalf of a Retired Participant as the result of the death of the Insured who became a Retired Participant prior to the date of adoption of such amendment, suspension or termination.

                                   ARTICLE VII

                                     FUNDING

                  No promise of payment of benefits by the Company under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promise, except that the Company undertakes to purchase a split-dollar life insurance policy on the life of the Insured as described in
Section 4.2, subject to acceptance by the Insurer.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Except as provided in Sections 4.4 and 4.5 of this Plan, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will, or the laws of descent and distribution, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant, Benefit Owner, or Beneficiary.

         8.2 This Plan shall inure to the benefit of, and be binding upon, the Company, each Benefit Owner and each Participant, and upon the successors and assigns of the Company, each Benefit Owner and each Participant.

         8.3 The Company or the Insurer shall deduct from the amount of any payments hereunder all taxes required to be withheld by applicable laws.

         8.4 This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas and ERISA.

         8.5 The Insurer selected by the Committee shall be a reputable insurance company in good standing and authorized to issue split-dollar life insurance policies under the laws of the State of Texas, but the Company does not guarantee the payment or performance by the Insurer of the Insurer's obligations under any life insurance policies issued by it.

         8.6 Each Plan Year shall begin on January 1 of one calendar year and end on December 31 of the same calendar year.

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

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its duly authorized officer, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this 19th day of June, 2003.

                                     CENTERPOINT ENERGY, INC.

                                     By   /s/ David M. McClanahan
                                       -----------------------------------------
                                          David M. McClanahan
                                          President and Chief Executive Officer

ATTEST:

   /s/ Richard Dauphin
---------------------------------
Assistant Secretary

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